UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 04, 2019

Africa Growth Corporation
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-54414

Nevada	27-241387
(State of Incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite 500S, Las Vegas, NV	89169-6014
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: +41 (0) 791 207 615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

For the reasons specified herein relating to the ongoing tortious interference and expropriation of its assets in Angola, Africa Growth Corporation (the “Company”) provides the following updated information relevant to its Angolan business operations.

On August 13, 2018, the Company filed a Current Report on Form 8-K updating investors on the ongoing tortious interference and expropriation committed by certain governmental individuals and instrumentalities in Angola (the “Angolan Governmental Trespassers”) against the Company and its Isha Project and Pina Project real estate assets, located in Luanda, Angola (comprising a total of 104 apartments and commercial space, the “Angolan Real Estate Assets”).

On February 12, 2019, the Company entered into a settlement agreement with the Republic of Angola in which official representatives acting on behalf of the Angolan Government agreed to make a lump-sum payment of $47.5 million to the Company on or before February 27, 2019, in exchange for the Company agreeing to relinquish all of its rights and claims relating to the Angolan Real Estate Assets (“Settlement Agreement”). The Angolan Government failed to make the $47.5 million lump-sum settlement payment to the Company as agreed and since has indicated that it will not honor its payment obligations and commitments under the Settlement Agreement.

On May 16, 2019, the Company filed a lawsuit against the Republic of Angola in the United States District Court for the Southern District of Florida alleging claims for breach of the Settlement Agreement and unjust enrichment and seeking damages in an amount of not less than $47.5 million.

Further, on May 31, 2019, the Company requested immediate cancellation of the listing and trading of a $30 million bond issued in late 2015 by the Company’s subsidiary holding the Angolan assets, ADV Holding Ltd, on the General Exchange Market (GEM) market of the Irish Stock Exchange (“Angolan Bonds”). To the Company’s knowledge, the issuance of the Angolan Bonds constituted the first time a private company issued listed securities based solely on Angolan commercial risk on any significant international stock exchange. The decision to delist the Angolan Bonds was made as a result of the underlying and ongoing tortious interference and expropriation of the Angolan Real Estate Assets by the Angolan Governmental Trespassers, the subsequent breach of the Settlement Agreement by the Republic of Angola, and the continuing refusal of the Angolan Government to adhere to the rule of law with respect to the rights of the Company and its subsidiaries.

The Company continues to pursue all available remedies at law and in equity in Angola, in the United States and internationally to defend and protect its rights and interests and continues to believe that the matter eventually will be resolved to the Company’s satisfaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Africa Growth Corporation

By:	/s/: Brenton Kuss
Name:	Brenton Kuss
Title:	Chief Executive Officer

Date: June 04, 2019